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                                                                     Exhibit 21

                             DATA TRANSLATION, INC.

                              LIST OF SUBSIDIARIES

Data Translation Networking Limited, a United Kingdom Company

Data Translation, GmbH, a German Company

Data Translation, S.R.L., an Italian Company